TIFFANY & CO.                     Exhibit 99.1
                                  NEWS RELEASE

Fifth Avenue & 57th Street                                    Contacts:
New York, N.Y. 10022                                          ---------
                                                              James N. Fernandez
                                                              (212)230-5315
                                                              Mark L. Aaron
                                                              (212)230-5301

                     TIFFANY REPORTS HOLIDAY SALES RESULTS;
                     --------------------------------------
              COMPARABLE STORE SALES UP 6% IN U.S. AND 7% IN JAPAN
              ----------------------------------------------------

New York, N.Y., January 10, 2006 - Tiffany & Co. (NYSE: TIF) reported that its net sales for the holiday period from November 1 - December 31 increased 6% to $712,024,000, compared with $673,823,000 a year ago. On a constant-exchange-rate basis which excludes the translation effect from changes in foreign currencies versus the U.S. dollar, net sales increased 9% and worldwide comparable store sales rose 6% (see attached "Non-GAAP Measures" schedule), which fully met management's previously-announced expectations. These results are based on unaudited sales.

Sales by channel of distribution in the holiday period were as follows:

     o U.S. Retail sales increased 8% to $386,021,000, due to an increase in the average amount per transaction. Comparable store sales rose 6%, due to an 8% increase in branch store sales and a 1% decline in New York flagship store sales. Four new stores opened in 2005 also contributed to sales growth and the Company now operates 59 TIFFANY & CO. stores in the U.S.

     o International Retail sales declined 1% to $240,863,000. However, on a constant-exchange-rate basis, International Retail sales rose 8%, due to a 7% increase in total retail sales in Japan and growth in most other markets; on the same basis, international comparable store sales increased 6%, including 7% growth in Japan, 11% growth in other Asia-Pacific markets and Europe equal to the prior year. The Company operates 95 TIFFANY & CO. international stores and boutiques.

     o Direct Marketing sales rose 14% to $63,661,000, due to substantial growth in Internet sales tied to increases in the number of orders and the average order size.

     o Other sales rose 14% to $21,479,000, primarily due to increased wholesale sales of diamonds. Six IRIDESSE stores, which focus exclusively on the pearl jewelry category, added to sales growth, while sales in LITTLE SWITZERLAND stores were approximately equal to the prior year.

Michael J. Kowalski, chairman and chief executive officer, said, "We were extremely pleased that holiday sales growth was broad-based geographically and in various jewelry

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


categories. Diamond jewelry sales continued to be especially strong. Assuming no meaningful change in sales or margin trends in January, we are now forecasting full year 2005 earnings of $1.60-$1.62 per diluted share, versus our previously-announced forecast of $1.55-$1.65 per diluted share. This new forecast does not include any additional tax benefit associated with further repatriations of funds under the American Jobs Creation Act of 2004. We expect to complete an additional repatriation before the end of the current fiscal year and are currently in the process of quantifying the additional tax benefit. As we approach fiscal 2006, our initial full year expectations call for approximately 10% growth in net sales, at least 12% growth in earnings before income taxes, and diluted earnings per share in a range of $1.77-$1.82."

Today's Conference Call
-----------------------
The Company will conduct a conference call today at 8:30 a.m. (EST) to review these results and its outlook. Interested parties may listen to a broadcast on the Internet at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Conference Call") and at www.streetevents.com.

Next Scheduled Announcement
---------------------------
The Company anticipates reporting its fourth quarter and full year results on March 28, 2006 with a conference call at 8:30 a.m. (EST) that day, to be broadcast at www.tiffany.com and www.streetevents.com. To receive notifications for conference calls and/or news release alerts, please register at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Calendar of Events" and "News by E-Mail").

Company Description
-------------------
Tiffany & Co. operates jewelry and specialty retail stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores and boutiques in the Americas, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. Other operations include consolidated results from ventures operated under trademarks or trade names other than TIFFANY & CO. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

This document contains certain "forward-looking" statements concerning the Company's objectives and expectations with respect to sales, store openings, gross margins, expenses, earnings and inventories. Actual results might differ materially from those projected in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company's 2004 Annual Report and in Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

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


                         TIFFANY & CO. AND SUBSIDIARIES
                                   (Unaudited)

NON-GAAP MEASURES
-----------------
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Internally, management monitors the sales performance of its international stores and boutiques on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (constant-exchange-rate basis). Management uses this constant-exchange-rate measure because it believes it is a more representative assessment of the sales performance of its international stores and boutiques and provides better comparability between reporting periods.

The Company's management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results.

The following table reconciles net sales percentage increases (decreases) from the GAAP to the non-GAAP basis:

                                                 Two Months Ended
                                                 December 31, 2005
                         ----------------------------------------------------------------
                                                                           Constant-
                                 GAAP              Translation           Exchange- Rate
                               Reported              Effect                  Basis
                         ----------------------------------------------------------------
Net Sales:
----------
Worldwide                         6%                   (3%)                    9%
U.S. Retail                       8%                     -                     8%

International
 Retail                          (1%)                  (9%)                    8%

Japan                            (5%)                 (13%)                    8%

Other Asia-
 Pacific                          9%                   (2%)                   11%

Europe                           (5%)                 (10%)                    5%


Comparable Store Sales:
-----------------------
Worldwide                         3%                   (3%)                    6%
U.S. Retail                       6%                     -                     6%

International
 Retail                           2%                   (4%)                    6%

Japan                            (6%)                 (13%)                    7%

Other Asia-
 Pacific                         10%                   (1%)                   11%

Europe                          (10%)                 (10%)                    -



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